UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CFC International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CFC International, Inc. to be held at CFC International, Inc., The Training Room, 500 State Street, Chicago Heights, Illinois on Monday, May 15, 2006 at 9:30 a.m. Central Time.

The election of directors and related matters are more fully described in the enclosed Proxy Statement. Please read the Proxy Statement closely and mark, date, and sign the enclosed proxy and return it in the enclosed envelope, which does not require postage if mailed in the United States.

                Sincerely,

Roger F. Hruby
Chairman of the Board

YOUR VOTE IS IMPORTANT

Please Sign, Date, and Return Your Proxy Card

500 State Street, Chicago Heights, Illinois 60411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2006

The annual meeting of stockholders of CFC International, Inc. will be held at CFC International, Inc., The Training Room, 500 State Street, Chicago Heights, Illinois on May 15, 2006 at 9:30 a.m. Central Time, for the following purposes:

1. To elect directors; and

2. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 7, 2006 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois for a period of ten days prior to the meeting.

A proxy statement and a proxy card solicited by the Board of Directors are enclosed. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

Dennis W. Lakomy
Executive Vice President,
Chief Financial Officer,
Treasurer, and Secretary

Chicago Heights, Illinois

April 28, 2006

YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED

PROXY AND RETURN IT PROMPTLY. THE PROXY IS

REVOCABLE AT ANY TIME PRIOR TO ITS USE.

CFC INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2006

We are sending you this Proxy Statement and the enclosed form of proxy card in connection with the solicitation by the Board of Directors of CFC International, Inc. of proxies for use at the annual meeting of stockholders of the Company to be held at CFC International, Inc., The Training Room, 500 State Street, Chicago Heights, Illinois on Monday, May 15, 2006 at 9:30 a.m. Central Time, and at any postponement or adjournment of the annual meeting. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting in accordance with the directions you provide. If you do not provide any direction, your proxy will be voted for the election of the nominees named as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

Our principal executive offices are located at 500 State Street, Chicago Heights, Illinois 60411 (telephone: 708/891-3456). This Proxy Statement is dated April 28, 2006, and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words “CFC International,” “Company,” “we,” “our,” “ours,” and “us” refer to CFC International, Inc.

We included a copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2005 with this proxy statement. If you did not receive a copy, or would like to obtain additional copies, please send your request in writing to us at: CFC International, Inc., 500 State Street, Chicago Heights, Illinois 60411, Attn: Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC website at www.sec.gov. and our corporate website at www.cfcintl.com. Neither our combined Annual Report nor the information contained on our website is incorporated into this Proxy Statement and is not considered proxy solicitation material.

We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, or SEC. Under this procedure, a single proxy statement and annual report will be sent to any household address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, or if you are registered stockholders who share the same address and received separate copies of a proxy statement or annual report but would prefer that a single copy of the documents be provided in the future, please contact: Computershare Investor Services, Shareholder Communications Team, P.O. Box A-3504, Chicago, IL 60690, telephone (312-360-5428). If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your broker or bank.

SHARES OUTSTANDING AND VOTING RIGHTS

Only stockholders of record at the close of business on April 7, 2006 are entitled to vote at the annual meeting of stockholders. The only outstanding voting stock is our common stock, par value $.01 per share (the “Common Stock”), of which 4,029,049 shares were outstanding as of the close of business on April 7, 2006. The presence in person or by proxy at the meeting of the holders of a majority of such shares will constitute a quorum. Each share of Common Stock is entitled to one vote.

Assuming the presence of a quorum at the meeting, the seven nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. An abstention, direction to withhold authority, or broker non-vote will have no effect on the election of directors. In general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. An automated system administered by our transfer agent will tabulate the votes.

As of April 7, 2006, executive officers and directors of the Company owned, in the aggregate, approximately 62% of the outstanding common stock. They have indicated that they intend to vote in the manner recommended by the Board of Directors.

PROPOSAL I

ELECTION OF DIRECTORS

Seven directors are to be elected at the meeting. The Nominating Committee of the Board of Directors has designated the persons named below as nominees for election as directors for a term expiring at the annual meeting of stockholders in 2007. All of the nominees are serving as directors as of the date of this Proxy Statement.

Unless you instruct us otherwise, your properly executed proxy, that is returned in a timely manner, will be voted for election of the seven nominees. If, however, any of the nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, the proxies will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.

Biographical information as of April 28, 2006 concerning the seven nominees is presented below:

Roger F. Hruby, age 71, has been a director of the Company and Chairman of the Board since the Company’s formation in 1986. He was also the Company’s Chief Executive Officer from its formation until October, 2004. Prior to 1986, Mr. Hruby was the President and Chief Operating Officer of the Company’s predecessor, Bee Chemical, from 1977 until the sale of that company to Morton Thiokol, Inc. in 1985, at which time Mr. Hruby also became its Chief Executive Officer. Mr. Hruby also organized the formation of Bee Chemical’s Japanese joint venture in 1970 and supervised its growth from a start-up venture to a significant manufacturing company with annual sales in excess of $40 million. In 1986, Mr. Hruby formed the Company, which purchased Bee Chemical’s specialty transferable solid coatings division from Morton Thiokol, and has been Chairman of the Board since the date of its incorporation, and Chief Executive Officer until October, 2004. He was also President of the Company from its incorporation until June 1995, and from January 1998 to January 1999. Mr. Hruby has been involved in the specialty chemical industry since 1958. In 1998, Mr. Hruby was awarded “Entrepreneur of the Year” and became a member of the Chicago Entrepreneurship Hall of Fame. Mr. Hruby is also an Executive Committee Member and serves as Chairman of the Board of Trustees at North Central College. Mr. Hruby earned a bachelor degree in chemistry from North Central College and a Masters of Business Administration from the University of Chicago.

William G. Brown, age 63, has been a director of the Company since August 1995. Mr. Brown currently is a member of Bell, Boyd & Lloyd LLC, Chicago, Illinois. He is also a director of Dovenmuehle Mortgage, Inc.

Robert B. Covalt, age 74, became a director of the Company in August 1997. Mr. Covalt currently is President of RBC Associates, Inc. He was previously Chief Executive Officer of Sovereign Specialty Chemicals, Inc., from 1996 until December 2002. Prior thereto, he served in several executive capacities with Morton International, Inc., a salt and specialty chemicals company, including Executive Vice President and President of the Specialty Chemicals Group. He also serves as an advisor to the Prism Mezzanine Fund, is a member of the Engineering Advisory Committee to the Dean at Purdue University, and served as a director of Sovereign Specialty Chemicals, Inc. until December 27, 2004, when the company was acquired by Henkel Corporation.

Gregory M. Jehlik, age 45, was named director of the Company in July 2002. Mr. Jehlik was elected Chief Executive Officer of the Company in October 2004, and continues to serve as the Company’s President and Chief Operating Officer, positions he has held since June 2002. He was previously President and Chief Operating Officer of American Engineered Components, Inc. from 1999 until September 2001. Prior thereto, he spent 17 years with the Brady Corporation in a number of management roles including sales, marketing, general management and international operations. Mr. Jehlik earned a bachelors degree from Indiana University and a Masters of Business Administration from the University of Wisconsin-Milwaukee. Mr. Jehlik also serves as a director on the International Hologram Manufacturers Association, The A-T Children’s Project and The Hanson Center.

Dennis W. Lakomy, age 61, has been a director of the Company since August 1995. Mr. Lakomy also is Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. He joined Bee Chemical in 1975 and served as Vice President and Controller of that company from 1982 until co-founding the Company with Mr. Hruby in 1986. Mr. Lakomy earned a bachelors degree in accounting from Loyola University of Chicago and a Masters of Business Administration from the University of Chicago.

Richard Pierce, age 67, became a director of the Company in August 1995. Before becoming a director, Mr. Pierce served as an Advisory Director of the Company since 1991. He currently is President of Richard Pierce & Associates. Mr. Pierce was previously the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., an executive recruiting firm, from 1976 until June 2004.

David D. Wesselink, age 63, became a director of the Company in August 1995. Before becoming a director, Mr. Wesselink served as an Advisory Director of the Company since 1992. He was previously Chairman and Chief Executive Officer of Metris Companies Inc., a direct marketer of consumer credit products and fee-based services, from 1998 until December 2005. Prior thereto, he was Chief Financial Officer of Advanta Corporation, a consumer credit company, from 1993 until March 1998. He also served in several capacities with Household International, a consumer and commercial financial services company, including Chief Financial Officer, Treasurer and Vice President, Research. He is also a director of Saxon Capital Corporation and is Chairman of Central College Board of Trustees (Pella, Iowa).

Controlled Corporation

The Nasdaq Stock Market, Inc. has adopted rules with respect to certain corporate governance matters, including requirements for a board consisting of a majority of independent directors, executive sessions of independent directors and independent compensation and nominating committees, among others (the “NASDAQ rules”). Under the NASDAQ rules, a company of which more than 50% of the voting power is held by an individual, group or another company, referred to as a “controlled company,” is exempt from these requirements (other than the requirement for executive sessions of independent directors). We are a controlled company under the NASDAQ rules, because, as of April 7, 2006, Roger F. Hruby is the beneficial owner of more than 50% of the voting power of the Company. On this basis, the Company is relying on the exemption from these NASDAQ rules.

Independent Directors

Notwithstanding its exemption from the NASDAQ rules, the Board has determined that Messrs. Brown, Covalt, Pierce and Wesselink are “independent directors” as defined in the NASDAQ rules. Messrs. Hruby, Jehlik and Lakomy, as executive officers of the Company, are not considered independent directors under the NASDAQ rules. As required by the NASDAQ rules, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled Board meetings and otherwise as needed.

Communications with the Board of Directors

The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders should send any communication to the Board in writing to the following address: Board of Directors, c/o Corporate Secretary, CFC International, Inc., 500 State Street, Chicago Heights, Illinois 60411. Any such communication should identify, and state the number of shares beneficially owned by, the stockholder making the communication. The Secretary will open all such communications for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Annual Meeting Attendance

Directors are encouraged to attend the Company’s Annual Meeting of Stockholders, although no formal policy is in place. All seven directors attended the Company’s 2005 Annual Meeting.

Board Committees

The Board held four meetings during fiscal 2005. Each director attended all of the meetings of the Board and (ii) and each director attended at least 75% of the aggregate total number of meetings held by all committees of the Board on which such director served.

The Board of Directors has standing Audit, Compensation and Nominating Committees.

The Audit Committee. The Audit Committee is composed of Messrs. Wesselink (chairman), Brown and Covalt. The purposes of the Audit Committee are:

•	To oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	To oversee the performance of the Company’s independent accountants;

•	To oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

•	To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	To provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent accountants are accountable to the Audit Committee; and

•	To perform such other duties as are directed by the Board.

The role and other responsibilities of the Audit Committee are set forth in the charter of the Audit Committee. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Company’s current Audit Committee charter was provided as an appendix to the Company’s 2004 Proxy Statement. You may obtain a copy of the charter by a request in writing to our Secretary at our principal office. The Board has determined that all of the members of the Audit Committee meet the current independence and experience requirements contained in the NASDAQ rules and applicable SEC rules. The Board also has determined that Mr. Wesselink is an “audit committee financial expert” under the applicable regulations of the SEC. The Audit Committee held four meetings during fiscal 2005.

The Compensation Committee. The Compensation Committee is composed of Messrs. Pierce (chairman), Covalt, Hruby and Wesselink. The Compensation Committee does not have a written charter. The purposes of the Compensation Committee are:

•	To review, evaluate, and approve the agreements, plans, policies and programs of the Company to compensate the officers and directors of the Company;

•	To otherwise discharge the Board’s responsibilities relating to compensation of the Company’s officers and directors; and

•	To perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee also administers the CFC International, Inc. Stock Option Plan, the CFC International, Inc. Directors’ Stock Option Plan, the CFC International, Inc. 2000 Stock Option Plan and the CFC International, Inc. 2000 Directors’ Stock Option Plan, as well as the CFC International, Inc. Stock Purchase Plan. The Board has determined that each of Messrs. Pierce, Covalt and Wesselink meet the current independence requirements contained in the NASDAQ rules. In order to comply with the requirements of Rule 16b-3 of the Securities and Exchange Act of 1934, Mr. Hruby does not act with respect to awards to Section 16 officers under the Company’s stock option plans. The Compensation Committee held two meetings during fiscal 2005. During 2005, no employee stock options and no director stock options were granted.

The Nominating Committee. The Nominating Committee is composed of Messrs. Covalt (chairman), Pierce and Wesselink. The Nominating Committee does not have a written charter. The purposes of the Nominating Committee are:

•	To assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the Director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	To recommend to the Board Director nominees for each committee of the Board;

•	To advise the Board about the appropriate composition of the Board and its committees; and

•	To perform such other functions as the Board may assign to the Nominating Committee from time to time.

The Nominating Committee held one meeting during fiscal 2005.

The Board has determined that each of Messrs. Pierce, Covalt and Wesselink meet the current independence requirements of the NASDAQ rules. In evaluating Board candidates, the Nominating Committee does not have fixed requirements but will, instead, consider the breadth of business experiences and skills, prominence and reputation in their professions, their global business perspectives, concern for the long-term interests of the stockholders and personal ethics, integrity and judgment. The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board of Directors as a result of a resignation or otherwise, or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Nominating Committee may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary. All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election.

We have never received a recommendation for a director nominee from a stockholder. Our policy, however, would require that the Nominating Committee evaluate nominees recommended by stockholders in the same manner described above. Stockholders may propose director candidates for consideration by sending the name of any recommended candidate, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of our common stock to the attention of the Board of Directors. Recommendations for nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. If a stockholder complies with these procedures for recommending persons for election as directors, the committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the committee’s independent judgment in accordance with the policies and procedures adopted in the committee’s charter, will determine whether to recommend the candidates recommended by the shareholders to the Board of Directors for inclusion in the list of candidates for election as directors at the next shareholder meeting held to elect directors.

Ethics Policy

We are a company that strives to operate at the highest levels of integrity and ethics. In support of this, the Company has adopted a Conflicts of Interest and Business Ethics Policy. This policy applies to all employees of the Company and its subsidiaries, including our Chief Executive Officer and Chief Financial Officer (who also serves as our principal accounting officer). This policy is incorporated by reference as Exhibit 14.1 to our Form 10-K for the fiscal year ended December 31, 2002 and has been filed with the SEC. You may obtain a copy of our Ethics Policy by a request in writing to our Secretary at our principal office.

Directors’ Compensation

We pay our directors who are not employees $1,500 for each board meeting attended and $750 for each board committee meeting attended that are not held on the same day as a board meeting. We do not pay our directors an annual retainer. We do not pay our directors who are also our employees any compensation for serving as directors.

No stock options were granted during 2005 to any director.

Other Matters

Management knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 7, 2006, certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below under “Management Compensation”), and by all directors and executive officers as a group. As of such date, there were 75 record holders and approximately 600 beneficial holders of Common Stock and 4,029,049 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name (1)	Number (2)	Percentage
Roger F. Hruby (3)	2,359,021	58.6
Dennis W. Lakomy	328,510	8.2
William G. Brown (4)	182,519	4.5
Robert B. Covalt	23,750	*
Gregory M. Jehlik	47,210	1.2
Richard Pierce	24,750	*
David D. Wesselink	26,750	*
RFH Investments, LP (5)	1,137,958	28.2
Loeb Group(6)	378,180	9.4
All directors and executive officers as a group (7 persons) (3) (4)	2,498,153	62.0

*	Represents less than 1% of the outstanding Common Stock.

(1)	Unless otherwise indicated, the address of all of the persons named or identified above is c/o CFC International, Inc., 500 State Street, Chicago Heights, Illinois 60411.

(2)	The numbers and percentages of shares shown above as owned by the directors, Named Executive Officers, and by all directors and executive officers as a group include in each case all outstanding stock options covering shares of Common Stock that were exercisable within 60 days of April 7, 2006 by that person or group as follows: (i) Gregory M. Jehlik – 42,500; (ii) Dennis W. Lakomy – 5,316; (iii) William G. Brown – 13,750; (iv) Robert B. Covalt –23,750; (v) Richard Pierce – 13,750; (vi) David D. Wesselink – 13,750; and all directors and executive officers as a group (including such individuals) – 142,816.

(3)	Includes 1,137,958 shares of Common Stock owned by RFH Investments, LP, a limited partnership of which Mr. Hruby is the managing general partner (and of which all of the partners are members of Mr. Hruby’s immediate family or trusts for the benefit of such family members), but does not include 512,989 shares of Class B Common Stock owned by RFH Investments, LP. The shares above include 749,863 owned by the Roger Hruby Trust dated 09-17-85. A trust for the benefit of Mr. Hruby’s family. The shares of Common Stock shown above as beneficially owned by Mr. Hruby also include 471,200 shares of Common Stock which Mr. Lakomy and members of Mr. Brown’s family beneficially owned immediately after the Company’s initial public offering of Common Stock in November 1995, which they still hold, and for which Mr. Hruby holds an irrevocable voting proxy. In addition to the Common Stock set forth in the table above, Mr. Hruby owns an option to purchase 534 shares of the Company’s Voting Preferred Stock with an exercise price of $500 per share. The Voting Preferred Stock is entitled to 1,000 votes per share on all matters to be voted upon by the Company’s stockholders. These shares are not included in the above table.

(4)	Includes 157,067 shares of CFC common stock which are owned by the William Gardner Brown 1993 GST Trust and a family partnership of which the William Gardner Brown 1993 GST Trust is the general partner. This trust is for the benefit of Mr. Brown’s family and Mr. Brown is not a beneficiary nor is he, or a member of his immediate family, a trustee.

(5)	RFH Investments, LP also owns 512,989 shares of Class B Common Stock, which is substantially equivalent to the Common Stock in all respects except that the Class B Common Stock generally is not entitled to vote on any matters submitted to a vote of the Company’s stockholders, and which are not included in shares owned.

(6)	The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13D dated December 8, 2005 filed with the SEC by a group comprised of Loeb Arbitrage Fund, Loeb Partners Corporation, Loeb Offshore Fund, Ltd., Loeb Marathon Fund and Loeb Marathon Offshore Fund, Ltd. These stockholders’ address is 61 Broadway, New York, New York 10006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our Common Stock, file reports of ownership and changes in ownership of our Common Stock with the SEC and provide copies of those reports to the Company. Based solely on our review of copies of the filings that we have received and on written representations, we believe that during 2005, our executive officers, directors, and greater than 10% stockholders complied with their Section 16(a) filing obligations.

MANAGEMENT COMPENSATION

The following table provides certain summary information concerning the compensation paid or accrued during fiscal 2005, 2004 and 2003 to our Chief Executive Officer and to each of the other executive officers who received compensation in excess of $100,000 during the last fiscal year (the “Named Executive Officers”). The Company does not have a restricted stock award program or a long-term incentive plan.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
Roger F. Hruby	2005	546,669	26,623	—		—	—
Chairman of the Board	2004	531,217	290,534	—		—	4,000
	2003	510,597	—	—		—	4,000

Gregory M. Jehlik (3)	2005	292,281	15,296	—		—	4,000
President and Chief Executive	2004	271,442	151,016	29,438	(3)	10,000	4,000
Officer	2003	258,288	—	—		—	4,000

Dennis W. Lakomy	2005	225,820	10,997	—		—	4,000
Executive Vice President,	2004	232,832	125,688	—		—	3,558
Chief Financial Officer,	2003	224,163	—	—		—	3,739
Treasurer, and Secretary

(1)	The aggregate amount of perquisites and other personal benefits, if any, paid in each fiscal year did not exceed the lesser of 10% of the Named Executive Officer’s total annual salary and bonus for each fiscal year or $50,000; so that amount is not included in the table. In November 2004, the Board of Directors and Compensation Committee granted lifetime medical benefits to the Chairman, Mr. Roger Hruby and Chief Financial Officer, Mr. Dennis Lakomy. These medical benefits were issued in contemplation of the Company’s action to seek strategic alternatives and were contingent upon the sale of the Company. Because of the contingency and since no sale was consummated, no liability was recorded. In March 2006, the Board of Directors and Compensation Committee rescinded these benefits, since the Company is no longer actively seeking a sale. However, such benefits may be reconsidered at a later date.

(2)	Reflects matching contributions made by the Company pursuant to the Company’s contributory retirement savings plan, which covers eligible employees who qualify as to age and length of service. Under the plan, the Company makes matching contributions equal to 50% of the first 4% of the employee’s income that the employee contributes.

(3)	Mr. Jehlik was awarded 4,710 shares of the Company’s stock on August 20, 2004, having a fair market value of $29,438 on the date of the grant.

2005 Option Grants

There were no stock options or stock appreciation rights granted to the Named Executive Officers during fiscal 2005.

2005 Option Exercises and Year-End Valuation

The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options and/or SARs during 2005 and unexercised options and SARs held on December 31, 2005:

AGGREGATED 2005 OPTIONS/SAR EXERCISES AND VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/04		Value of Unexercised In-the-Money Options/SARs at 12/31/04 *
			Exercisable (#)	Unexerciseable (#)	Exercisable ($)	Unexerciseable ($)
Roger F. Hruby	—	—	—	—	—	—
Gregory M. Jehlik	—	—	42,500	17,500	397,750	160,250
Dennis W. Lakomy	—	—	5,316	—	6,910	—

*	The closing per share sale price of the Common Stock on December 31, 2005 of $14.05 as quoted on the Nasdaq National Market is more than the exercise prices of unexercised options. As a result, these unexercised options are in-the-money and have value as contemplated by this column.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which Common Stock is authorized for issuance. Our shareholders have approved all these plans.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	246,241	$7.11	206,913
Equity compensation plans not approved by security holders	—	—	—

Total	246,241	$7.11	206,913

Employment Contracts

We have an employment agreement with Mr. Jehlik under which he is entitled to receive an annual base salary and bonus. In addition, the agreement provides for the payment of compensation and benefits for six months or until he is again employed, whichever comes first, if Mr. Jehlik’s employment is terminated by the Company without cause as defined in the agreement.

Under the terms of a retention agreement, Mr. Jehlik is entitled to receive a retention incentive payment of $981,864 in the event of a sale of the Company (as defined in the retention agreement). The retention incentive payment is payable in two equal installments, one-half on the closing of any sale of the Company and one-half on the six month anniversary of the sale of the Company. Additionally, if a sale of the Company occurs, all stock options granted to Mr. Jehlik will become fully vested and exercisable immediately. The retention agreement provides that the retention incentive payment to Mr. Jehlik will be reduced to the extent necessary to avoid any excise tax liability he may incur as a result of payments or benefits.

Compensation Committee Interlocks and Insider Participation

Mr. Hruby, the Company’s Chairman, together with Messrs. Covalt, Pierce, Chairman and Wesselink comprise the Compensation Committee of the Board of Directors, which determines the compensation of the Company’s executive officers in the future. There were no “Compensation Committee Interlocks” during fiscal year 2005.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions “Report of the Audit Committee”, “Report of the Compensation Committee” and “Performance Graph” will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board of Directors, in its business judgment, has determined meets the independence and experience requirements of the NASDAQ rules and applicable SEC rules. The Audit Committee operates pursuant to its current Amended and Restated Audit Committee Charter.

As set forth in the Amended and Restated Audit Committee Charter, management of the Company is responsible for preparation in accordance with generally accepted accounting principles, and the completeness and accuracy of, the Company’s financial statements. The independent accountants are responsible for the planning and conduct of audits of the Company’s financial statements and reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q. The Audit Committee assists the Board in its oversight function and has the responsibilities and powers as set forth in the Amended and Restated Audit Committee Charter.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005, with the Company’s management, which has the primary responsibility for the financial statements. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1, as currently in effect (Independence Discussion with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the reviews, reports and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee Members

William G. Brown
Robert B. Covalt
David D. Wesselink

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors generally determines the compensation of our executive officers. The Compensation Committee currently consists of four directors of the Company. The following report with respect to certain compensation paid or awarded to the Company’s executive officers during 2005 is furnished by the directors who then comprised the Compensation Committee.

General Policies

Our compensation program is intended to enable us to attract, motivate, reward, and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives. To attain these objectives, the executive compensation program is composed primarily of a base salary, bonuses, and stock option grants.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the annual deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive (the “$1 million cap”). We do not expect the compensation currently paid to the Company’s executive officers, including pursuant to the Company’s stock option plans, to exceed the $1 million cap.

Cash Compensation

We determine base salaries for executive officers by subjectively assessing the executive officer’s responsibilities and position within the Company, and the performance of the executive officer. Base salaries are reviewed annually, and from time to time, by the Compensation Committee and adjusted appropriately. We did exceed our minimum targeted Company performance expectations during 2005. As a result, our executive officers did earn and will receive a bonus for 2005 in 2006.

Stock Options

The Company may grant options to executive officers, as well as other employees of the Company, upon joining the Company and each year thereafter under the Company’s employee stock option plans. The Compensation Committee (acting without Mr. Hruby) takes into account factors including salary, position and responsibilities when granting options to executive officers. In 2005, the Compensation Committee did not grant any options to purchase Common Stock pursuant to the Company’s employee stock option plans. In 2005, no options were granted to the directors pursuant to the Company’s director stock option plan. On October 24, 2005, the Stock Option Committee extended the expiration of three director’s options from November 17, 2005 to February 1, 2006. These options were exercised mid-January 2006. The Stock Option Committee also extended the expiration date of three employee’s options from March 1, 2006 to December 31, 2006.

Other Plans

Each of the executive officers is eligible to participate in any employee benefit plan, perquisites and fringe benefit programs as the Company may from time to time provide to its senior employees generally.

The Company offers basic health, major medical and life insurance to its employees, including its executive officers. The Company maintains an employee savings plan under Section 401(k) of the Internal Revenue Code. Employees, including executive officers, are eligible to participate in the plan immediately. Employee contributions are discretionary to a maximum of 18% of compensation. For the fiscal year ended December 31, 2005, the Company contributed an amount equal to 50% of the first 4% of the employee’s income that the employee contributed.

Chairman Compensation

During 2005, our most highly compensated executive officer was Roger F. Hruby, our Chairman. The Compensation Committee reviews Mr. Hruby’s compensation using the same criteria that it uses to determine compensation levels for other corporate officers and based its compensation decisions on its assessment of Mr. Hruby’s overall performance and on information regarding awards made by similar companies. No specific weighting was assigned to these factors. Mr. Hruby does not participate in this review as a committee member. Based on its review, the Compensation Committee believes that Mr. Hruby’s experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. In the Compensation Committee’s view, Mr. Hruby’s fiscal 2005 compensation package reflects an appropriate balance of (i) the Company’s performance in fiscal 2005, (ii) Mr. Hruby’s own performance level, and (iii) competitive standards. Mr. Hruby’s compensation typically consists of a base salary and bonus. However, as was the case with all other executive officers in fiscal 2005, Mr. Hruby did receive a bonus as the Company exceeded its minimum targeted performance expectations.

President and Chief Executive Officer Compensation

During fiscal 2005, the Company was a party to an employment agreement with Mr. Jehlik providing for his services as President and Chief Executive Officer. Under the agreement, in fiscal 2005 Mr. Jehlik received an annual salary of $292,281, and was eligible to receive an annual cash bonus as the Company exceeded its minimum targeted performance expectations. Based on its review, the Compensation Committee believes that Mr. Jehlik’s level of pay and bonus appropriate for the following reasons among others: his execution of our strategy to enhance long-term investor value through better profit margins and higher returns on equity; his role in leading us to solid financial results in an extremely challenging global economic environment; and his leadership in driving growth initiatives. In the Compensation Committee’s view, Mr. Jehlik’s fiscal 2005 compensation package reflects an appropriate balance of (i) the Company’s performance in fiscal 2005, (ii) Mr. Jehlik’s own performance level, and (iii) competitive standards.

Compensation Committee Members

Robert B. Covalt
Richard Pierce
Roger F. Hruby
David D. Wesselink

PERFORMANCE GRAPH

The following graph demonstrates a five-year comparison of cumulative total returns for the Company’s Common Stock, the Nasdaq Composite Index and the Wilshire Small Cap 250 Index (assuming reinvestment of any dividends). The Company has chosen to present a comparison with the Wilshire Small Cap 250 Index, an index of companies with similar market capitalization, in lieu of a comparison with an industry, line-of-business or peer group index because the Company does not believe that it can reasonably identify a peer group, due to the diversity of the Company’s business lines.

Comparison of Five-Year Cumulative Total Return

Between CFC International, Inc., the

NASDAQ Composite Index and the Wilshire Small Cap 250 Index (1)

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
CFC International, Inc.	$100.00	$86.48	$96.20	$114.58	$339.21	$303.76
NASDAQ Composite Index	$100.00	$78.01	$53.42	$80.13	$87.13	$88.21
Wilshire Small Cap 250	$100.00	$102.32	$83.22	$124.72	$145.92	$160.21

(1)	The graph assumes $100 invested on December 29, 2000 in the Company’s Common Stock, the stocks comprising the Nasdaq Composite Index, and the stocks comprising the Wilshire Small Cap 250 Index. Historical results are not necessarily indicative of future performance.

Appointment of Auditors

The independent public accounting firm of PricewaterhouseCoopers LLP was engaged by the Company’s Audit Committee to audit the Company’s consolidated financial statements for the year ended December 31, 2005. PricewaterhouseCoopers LLP has served as independent auditors for the Company since 1986. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Company’s Audit Committee has not yet appointed a principal independent accounting firm for fiscal year 2006. The Audit Committee is evaluating how the Company can most effectively and efficiently continue to satisfy the provisions of the Sarbanes-Oxley Act of 2002, including compliance with the internal controls requirements imposed by Section 404 of that law, on an ongoing basis. As part of that evaluation, the Audit Committee is reexamining the scope and nature of services that the Company needs to obtain from its independent public accounting firm. The Company’s Audit Committee anticipates that it will select a principal independent accounting firm for fiscal year 2006 no later than its next meeting following the 2006 Annual Meeting.

Fees Paid to Independent Accountants

The fees paid or to be paid by the Company to PricewaterhouseCoopers LLP relating to the fiscal years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit	$320,743	$356,804
Audit-related	172,425	28,750
Tax	172,950	112,996
All other	—	—

Total	$666,118	$498,550

The Audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and includes audit fees including fees related to the restated financial statements, statutory audits, reviews of the financial statements included in the Company’s Forms 10-Q, issuance of consents, income tax provision procedures, and assistance with responses to SEC inquiries.

Audit-Related fees for the years ended December 31, 2005 and 2004 were $172,425 and $28,750, respectively. This included the preparation of the Company’s domestic 401(K) for the years ended December 31, 2005 and 2004; and audit and tax services related to due diligence in 2005.

Tax fees as of the years ended December 31, 2005 and 2004, respectively, were for services related to U.S. and foreign tax compliance, including the preparation of tax returns and claims for refund related to research and experimentation credits; and tax planning and tax advice.

There were no All other fees for the years ended December 31, 2005 and 2004.

As provided in its Amended and Restated Charter, the Audit Committee pre-approves all services, whether an audit or a non-audit service, provided by the Company’s independent auditors. Accordingly, the Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP during 2005.

SOLICITATION OF PROXIES

The Board of Directors will solicit proxies through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally, or by mail, telephone, facsimile, or otherwise, but we will not compensate these persons for these services. We will request brokerage firms, banks, fiduciaries, voting trustees, or other nominees to forward the soliciting material to the beneficial owners of stock held of record by them, and we have hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,000 plus expenses. We will bear the entire cost of the Board of Directors’ solicitation.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

In accordance with rules promulgated by the SEC, if you wish to submit a proposal for inclusion in the proxy material to be distributed by us in connection with the 2006 Annual Meeting, we must receive your proposal no later than December 15, 2006. Upon submitting a proposal, you must provide us with a written notice that includes your name and address, the number of shares of Common Stock that you hold of record or beneficially, the dates upon which you acquired your shares, and documentary support for your claim of beneficial ownership. Such proposals should be directed to the Corporate Secretary, CFC International, Inc., 500 State Street, Chicago Heights, Illinois 60411.

If we receive notice of a stockholder proposal after February 26, 2007, the persons named as proxies in the proxy materials will have discretionary authority to vote for or against such stockholder proposal.

GENERAL

It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.

By Order of the Board of Directors

Dennis W. Lakomy
Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

CFC International, Inc.

MR A SAMPLE

DESIGNATION (IF ANY)

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C 1234567890 J N T ☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors Recommends a vote FOR each nominee.

	For	Withhold		For	Withhold
01- Roger F. Hruby	☐	☐	05- Dennis W. Lakomy	☐	☐

02- William G. Brown	☐	☐	06- Richard Pierce	☐	☐

03- Robert B. Covalt	☐	☐	07- David D. Wesselink	☐	☐

04- Gregory M. Jehlik	☐	☐

B Issues

Check here if you plan to attend the Annual Meeting  ☐

In their discretion, on such other business as may Properly come before the meeting

C Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 28, 2006, and the Annual Report to Stockholders.

Please sign exactly as name appears on the card. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or general partner, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date(mm/dd/yyyy)

Proxy- CFC International, Inc.

This Proxy is Solicited by the Board of Directors

for The Annual Meeting of Stockholders on May 15, 2006 at 9:30 a.m.

The undersigned hereby appoints Roger F. Hruby and Dennis W. Lakomy, and each of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of CFC International, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 15, 2006 at 9:30 a.m., at CFC International, Inc., 500 State Street, Chicago Heights, Illinois, and at any and all postponements and adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the Nominees listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)